CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2005 Executive Stock Compensation Plan-B and 2005 Employee Stock Compensation Plan-B of Infinium Labs, Inc, of our report dated April 14, 2005, with respect to the financial statements of Infinium Labs, Inc. included in its annual report (Form 10-KSB) for the year ended December 31, 2004 and the two month period ended December 31, 2003 as filed with the Securities and Exchange Commission.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

July 27, 2005